UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2006, Smart Online, Inc. and General Investments Capital, Ltd. entered into a Settlement Agreement which settled certain unresolved matters arising out of a Consulting Agreement, dated October 26, 2005.

Under the terms of the Consulting Agreement, Smart Online, Inc. agreed to pay General Investments Capital, Ltd. a cash fee of $250,000 and issue 625,000 shares of Smart Online common stock for the performance of investor relations services. Smart Online paid the entire cash fee and caused the shares to be issued, but did not deliver any of the 625,000 shares to General Investments Capital.

Pursuant to the Settlement Agreement, General Investments Capital released any and all claims to the 625,000 shares of common stock that Smart Online did not deliver, and released Smart Online from any obligation to make any additional payments under the Consulting Agreement.

Smart Online agreed General Investments Capital can retain all of the $250,000 cash fee previously paid under the Consulting Agreement, and released General Investments Capital from any obligation to provide services pursuant to the terms of the Consulting Agreement.

Item 9.01 of this report contains the Settlement Agreement and the Consulting Agreement, which are hereby incorporated by reference herein. Investors should review these exhibits to understand the agreements between Smart Online and General Investments Capital.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Settlement Agreement, dated May 31, 2006, by and between Smart Online, Inc. and General Investments Capital, Ltd.
99.2 The Consulting Agreement, dated October 26, 2005, by and between Smart Online, Inc. and General Investments Capital, Ltd.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

June 6, 2006	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Settlement Agreement, dated May 31, 2006, by and between Smart Online, Inc. and General Investments Capital, Ltd.
99.2	Consulting Agreement, dated October 26, 2005, by and between Smart Online, Inc. and General Investments Capital, Ltd.